UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

ZEO ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40927	98-1601409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7625 Little Rd, Suite 200A New Port Richey, FL	34654
(Address of principal executive offices)	(Zip Code)

(727) 375-9375

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ZEO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50, subject to adjustment	ZEOWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Note Purchase Agreement

On June 9, 2026, Zeo Energy Corp., a Delaware corporation (the “Company”), and White Lion Capital, LLC, a Nevada limited liability company (“White Lion”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”). Pursuant to the Note Purchase Agreement, the Company agreed to issue, and White Lion agreed to purchase, at one or more closings, on the terms and conditions contained in the Note Purchase Agreement, unsecured promissory notes in an aggregate funded amount of up to $7,500,000 (each a “Convertible Note,” and, collectively, the “Convertible Notes”). The first closing occurred on June 9, 2026 (the “First Closing”), in which the Company issued to White Lion a Convertible Note in the principal amount of $1,670,000 for gross proceeds to the Company of $1,500,000. Additional closings for up to $6,000,000 of gross proceeds to the Company may occur at any time prior to June 9, 2027 upon the mutual written agreement of the Company and White Lion, subject to customary closing conditions. Any Convertible Notes issued at a subsequent closing will be issued with an original issue discount of 10%.

The Convertible Notes mature 24-months from the date of issuance and accrue interest at an annual rate of five percent (5%) per annum. The Convertible Notes are convertible, in whole or in part, into shares of the Company’s Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock” and the shares of Class A Common Stock issuable upon conversion of the Convertible Notes, the “Conversion Shares”), at the option of White Lion, at a price per share equal to the greater of (i) $0.50 per share (the “Floor Price”) and (ii) the lesser of (A) the Nasdaq Minimum Price (as defined under Nasdaq rules) and (B) the lowest daily volume weighted average price of the Class A Common Stock during the five (5) trading day period ending on the latest complete trading day prior to the conversion date multiplied by 95% (the “Conversion Price”). The Conversion Price is subject to adjustment upon forward and reverse stock splits, distributions and the like and is also subject to adjustment upon a dilutive issuance by the Company where the Company receives per share consideration at a price below the then effective Conversion Price. The Floor Price will no longer apply to the Conversion Price if: (i) the Company completes a subsequent equity raise with any party other than White Lion below $0.50, (ii) the average of the volume weighted average prices of the Class A Common Stock for thirty (30) consecutive trading days is less than $0.50 nor (iii) an event of default occurs.

The Convertible Notes are subject to customary events of default including, but not limited to, the Company’s failure to make principal and interest payments when due, the Company’s failure to timely issue Conversion Shares upon conversion of the Convertible Notes, the breach of any covenants, representations or warranties contained in the Note Purchase Agreement, the Convertible Notes or the RRA (as hereinafter defined), in the event of certain monetary judgments against the Company, upon a bankruptcy or liquidation of the Company, the delisting of the Class A Common Stock, the failure to timely comply with the reporting requirements of the Exchange Act of 1934, as amended, and such other events of default included in the Convertible Notes. Upon an event of default, subject to any applicable cure period, the principal amount of the Convertible Notes will automatically be increased to an amount equal to (x) 120% multiplied by the then outstanding principal amount of this Note plus (y) accrued and unpaid interest on the unpaid principal amount of the Convertible Note to the date of payment and the full amount under the Convertible Notes will become due and payable to White Lion.

The Convertible Notes contain ownership limitations pursuant to which White Lion does not have the right to exercise any portion of its Convertible Notes if it would result in White Lion (together with its affiliates) beneficially owning more than 4.99% (or, at the election of White Lion, 9.99%) of the outstanding into Class A Common Stock of the Company. The Convertible Notes are repayable by the Company at any time, in whole or in part, without premium or penalty; provided however, that prior to any prepayment the Company must provide at least 5 business days’ written notice to White Lion desire to prepay specifying the date of prepayment (the “Prepayment Date”) and prior to the Prepayment Date, White Lion may exercise any of its rights under the Convertible Notes, including without limitation its conversion rights. Upon an event of default, the outstanding principal amount of the outstanding Convertible Notes, plus accrued but unpaid interest will become immediately due and payable in full. Events of default include, among others, failure to pay any principal or interest amounts under the Convertible Notes, failure to perform covenants in the Convertible Notes and certain bankruptcy and insolvency conditions of the Company.

Pursuant to applicable Nasdaq rules and the Note Purchase Agreement, in no event may the shares issued to White Lion under the Note Purchase Agreement upon the conversion of the Convertible Notes exceed 19.99% of the Company’s outstanding shares of Class A Common Stock immediately prior to the First Closing (the “Conversion Cap”). Any conversion or issuance, or portion thereof, that would otherwise exceed the Conversion Cap shall be void ab initio, and the number of shares of Class A Common Stock to be issued in connection with any such conversion or issuance shall be automatically reduced to the maximum number of shares issuable without exceeding the Conversion Cap, unless the Company obtains stockholder approval to issue shares of Class A Common Stock in excess of the Conversion Cap in accordance with applicable Nasdaq rules. Under the Note Purchase Agreement, the Company is obligated to seek stockholder approval for issuances to White Lion above the Conversion Cap within 60 days from June 9, 2026.

Pursuant to the Note Purchase Agreement and the outstanding Convertible Note, the Company is also subject to a most favored nation clause and restrictions on its ability to complete variable rate debt securities and enter equity lines of credit with providers other than White Lion without White Lion’s prior consent.

Concurrently with the Note Purchase Agreement, the Company entered into a related Registration Rights Agreement (the “RRA”) with White Lion, pursuant to which the Company agreed to file, within 30 days following the First Closing, a Registration Statement with the Securities and Exchange Commission covering the resale by White Lion of Conversion Shares. The RRA also contains usual and customary damages provisions for failure to file and failure to have the Registration Statement declared effective by the SEC within the time periods specified therein.

The Note Purchase Agreement, the Convertible Notes and the Registration Rights Agreement include other customary terms and conditions. The above description of the Note Purchase Agreement, the Convertible Notes, and the Registration Rights Agreement are qualified in their entirety by the text of the Note Purchase Agreement, Form of Convertible Note, and Registration Rights Agreement copies of which are attached as Exhibits 10.1, 10.2, and 10.03, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Convertible Notes is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. Based in part upon the representations of White Lion in the Note Purchase Agreement, the issuance and sale of Convertible Notes was made in a private placement transaction exempt for registration in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The offer and sale of the Convertible Notes, the issuance of the Conversion Shares have not been registered under the Securities Act or any state securities laws. The Class A Common Stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the Class A Common Stock described herein or therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit Number	Description
10.01*	Note Purchase Agreement dated June 9, 2026
10.02*	Form of Convertible Note
10.03*	Registration Rights Agreement dated June 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEO ENERGY CORP.

Dated: June 15, 2026	By:	/s/ Timothy Bridgewater
Timothy Bridgewater
Chief Executive Officer

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